Exhibit 99.1

WMG ACQUISITION CORP. AND WMG HOLDINGS CORP. ANNOUNCE

RECEIPT OF REQUISITE CONSENTS WITH RESPECT TO TENDER OFFERS

AND CONSENT SOLICITATIONS

NEW YORK, NY, July 11, 2011 (MARKETWIRE via COMTEX) –

WMG Acquisition Corp. (“WMG Acquisition”) and WMG Holdings Corp. (“WMG Holdings,” and together with WMG Acquisition the “Companies” and each a “Company”), both wholly-owned subsidiaries of Warner Music Group Corp. (NYSE: WMG) (“Warner”), commenced tender offers on June 27, 2011 (the “Tender Offers” and each a “Tender Offer”) and solicited consents (the “Consent Solicitations”) with respect to the following outstanding notes listed in the table below, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated June 27, 2011 (the “Offer to Purchase”).

CUSIP / ISIN / Common Code Nos.	Outstanding Principal Amount	Issuer	Title of Security
934548AE8 and ISIN No. US934548AE86	$465,000,000	WMG Acquisition Corp.	7 3/8% Senior Subordinated Notes due 2014
XS0190115344 XS0213135998 XS0190115773 021313599 019011577 019011534	£100,000,000	WMG Acquisition Corp.	8 1/8% Senior Subordinated Notes due 2014
92930MAF0 US 92930MAF05	$257,927,000	WMG Holdings Corp.	9.5% Senior Discount Notes due 2014

The purpose of the Consent Solicitations is to (i) amend the indenture, dated as of April 8, 2004 (the “WMG Acquisition Indenture”), by and among WMG Acquisition, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the 7 3/8% Dollar-denominated Senior Subordinated Notes due 2014 and 8 1/8% Sterling-denominated Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”) were issued and (ii) amend the indenture, dated as of December 23, 2004 (the “WMG Holdings Indenture”), by and among WMG Holdings, Warner, as guarantor, and the Trustee, pursuant to which the 9.5% Senior Discount Notes due 2014 (the “Senior Discount Notes”) were issued.

The Tender Offers and Consent Solicitations were made in connection with the Agreement and Plan of Merger, dated as of May 6, 2011 (the “Merger Agreement”), by and among Airplanes Music LLC, an affiliate of Access Industries, Inc. (“Access Industries”), Airplanes Merger Sub, Inc., a wholly-owned subsidiary of Airplanes Music LLC, and Warner, pursuant to which Airplanes Merger Sub, Inc. will be merged with and into Warner upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”).

As of 5:00 p.m., New York City time, on July 11, 2011, a majority of the outstanding aggregate principal amount of (i) the Dollar-denominated and Sterling-denominated Senior Subordinated Notes, taken together, in the case of the WMG Acquisition Indenture and (ii) the Senior Discount Notes, in the case of the WMG Holdings Indenture (with respect to an Indenture, the “Requisite Consents”) were validly tendered and not validly withdrawn, and the related consents were validly delivered and not validly withdrawn. Upon receipt of the Requisite Consents, the applicable Company, the applicable guarantors and the Trustee executed a supplemental indenture to each indenture (the “Supplemental Indentures” and each a “Supplemental Indenture”) to effect the proposed amendments to the applicable Indenture; as a result, tendered notes may no longer be withdrawn and related consents may no longer be revoked. On the terms and subject to the conditions of the Tender Offers and Consent Solicitations, the proposed amendments will become operative only upon the applicable Initial Acceptance Date for such tender offer (as defined in the Offer to Purchase), which will occur promptly following the satisfaction or waiver of the conditions to such tender offer, including the consummation of the Acquisition. The Supplemental Indentures shall bind all holders of the applicable series of notes and their transferees.

The Companies engaged Credit Suisse Securities (USA) LLC and UBS Securities LLC as dealer managers for the Tender Offers (the “Dealer Managers”) and consent solicitation agents for the Consent Solicitations (the “Consent Solicitation Agents”). Questions and requests for assistance regarding the Tender Offers and Consent Solicitations should be directed to Credit Suisse Securities (USA) LLC at (212) 325-5912 (collect) or (800) 820-1653 (toll free) or UBS Securities LLC at (203) 719-4210 (collect) or (888) 719-4210 (toll free). Requests for documents may be directed to D.F. King & Co., Inc., which acted as the information agent (the “Information Agent”) for the Tender Offers and Consent Solicitations, atat (800) 714-3312 (toll free) or (212) 269-5550 (collect), or D.F. King (Europe) Limited, at +44 20 7920 9700 (main) or via wmg@dfking.com.

This press release does not constitute a solicitation of consents of holders of the notes and shall not be deemed a solicitation of consents with respect to any other securities of the Companies. The Tender Offers and Consent Solicitations are made only pursuant to the Offer to Purchase and the accompanying letter of transmittal and consent form. None of WMG Acquisition, WMG Holdings, the Dealer Managers and Consent Solicitation Agents, the Information Agent and Depositary or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related Consents, and no one has been authorized to make such a recommendation.

About the Company

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of some of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about Warner Music Group and other risks related to Warner Music Group are detailed in Warner Music Group’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Warner Music Group does not undertake an obligation to update forward-looking statements.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the risk that the Merger may not be completed on the expected timetable, or at all;

•	litigation in respect of the transactions contemplated by the Merger Agreement;

•	disruption from the transactions contemplated by the Merger Agreement making it more difficult to maintain certain strategic relationships;

•	risks relating to recent or future ratings agency actions or downgrades as a result of the announcement of the transactions contemplated by the Merger Agreement;

•

the impact of Warner Music Group’s substantial leverage, including any increase associated with additional indebtedness to be incurred in connection with the transactions contemplated by the Merger Agreement, on Warner Music Group’s ability to raise additional capital to fund its operations, on Warner Music Group’s ability to react to changes in the economy or its industry and on its ability to meet its obligations under its indebtedness; and

•

differences between Warner Music Group’s currently expected pro forma capital structure following consummation of the transactions contemplated by the Merger Agreement and its actual capital structure following consummation of such transactions.

Warner Music Group maintains an Internet site at www.wmg.com. Warner Music Group uses its website as a channel of distribution of material information related to Warner Music Group. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Warner Music Group’s website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Additional factors that may affect future results and conditions are described in Warner Music Group’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Warner Music Group’s website at www.wmg.com.

Media Contact:

Will Tanous

(212) 275-2244

Email Contact: Will.Tanous@wmg.com

or

Investor Contact:

Jill Krutick

(212) 275-4790

Email Contact: Jill.Krutick@wmg.com

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